UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2018

MEDIZONE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (I.R.S. Employer Identification No.)

350 East Michigan Avenue, Suite 500, Kalamazoo, MI 49007
(Address of principal executive offices, Zip Code)

(269) 202-5020
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On April 18, 2018, certain creditors of Medizone International, Inc., a Nevada corporation (the “Company”), commenced an involuntary bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code against the Company in the United States Bankruptcy Court for the District of Nevada (the “Involuntary Proceeding”) (attached as Exhibit 99.1). The Involuntary Proceeding is styled “In re Medizone International Inc., Debtor No. 18-50412”. The filing of the Involuntary Proceeding resulted in the automatic termination of the Equity Purchase Agreement, dated January 31, 2018 (the “Purchase Agreement”), between the Company and L2 Capital, LLC (“L2”) and SBI Investments LLC, 2014-1, which is managed by New York-based Sea Otter Global Ventures, LLC (“SBI” and together with L2, collectively, the “Investors”), pursuant to which the Investors had committed to purchase up to $10,000,000 of shares of the Company’s common stock. Termination of the Purchase Agreement resulted pursuant to Section 10.5 of the Purchase Agreement, which provides, in part, as follows:  “In addition, this Agreement shall automatically terminate on … the date that, pursuant to or within the meaning of any Bankruptcy Law, … any Person commences a proceeding against the Company ….”

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Involuntary Proceeding triggered an event of default under the unsecured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $305,000 that the Company issued to the Investors on January 31, 2018 pursuant to two identical Securities Purchase Agreements dated such date. The event of default resulted pursuant to Section 3.7 of each Note, which provides that “[b]ankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors [being] instituted by or against the [Company] or any subsidiary of the [Company]” constitutes an event of default with respect to the Notes.  Pursuant to Article III of each Note, the Company has no right to cure the event of default.

Pursuant to Article III of each Note, upon the occurrence of the event of default resulting from the Involuntary Proceeding each Note “shall become immediately due and payable and the [Company] shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 140% (plus an additional 5% per each additional Event of Default that occurs hereunder) multiplied by the then outstanding entire balance of the Note (including principal and accrued and unpaid interest) plus Default Interest, if any, plus any amounts owed to the Holder pursuant to Sections 1.3(g) hereof (collectively, in the aggregate of all of the above, the ‘Default Sum’), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.”

The Company estimates that the Default Sum referenced above was $448,619.08 as of April 23, 2018.

Item 2.06.  Material Impairment.

The Company’s consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles, which assume that an entity is a going concern and contemplates the realization of assets and settlement of obligations in the ordinary course of business. Continuation of the Company as a going concern is dependent upon obtaining additional capital and, ultimately, upon the Company attaining profitable operations. The Company’s consolidated financial statements do not include any adjustments relating to the recoverability or classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of the uncertainty about the ability of the Company to continue as a going concern.

As a result of the institution of the Involuntary Proceeding, it is unlikely that the Company, in its present form, will be able to obtain additional capital or to attain profitable operations.  Therefore, it is likely that the Company, in its present form, will not be able to continue as a going concern and that adjustments relating to the recoverability or classification of asset carrying amounts and the amount of classification of liabilities will be required and that such adjustments could be material.  However, the Company is unable, as of the date of the Current Report on Form 8-K, to make a determination in good faith of an estimate of the amount of such adjustments or the impact of such classifications on its consolidated financial statements.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2018, Mr. Philip A. Theodore, the Company’s Executive Vice President – Operations and Administration, General Counsel and Corporate Secretary, submitted 90-days’ notice of his resignation from all positions with the Company.

Item 8.01  Other Events.

The Involuntary Petition was filed on April 18, 2018. The Company is evaluating its options in response to the Involuntary Petition. The Company incorporates by reference herein the Press Release (attached as Exhibit 99.2) issued on April 20, 2018, announcing the filing of the Involuntary Petition.

The Company has determined that, as a result of the filing of the Involuntary Petition, it will not hold an Annual Meeting of its Stockholders on May 30, 2018, as previously announced because it does not expect to have funds to pay the expenses of the meeting.

On April 23, 2018, the Company was advised by the OTC Markets Group that “[d]ue to the recent bankruptcy proceedings, [the Company] will be moved from OTCQB to Pink Current Information before the next market open.”

Item 9.01.  Financial Statements and Exhibits.

  (d)       Exhibits

99.1	In re: Medizone International, Inc. (Case 18-50412), Involuntary Bankruptcy Petition in the United States Bankruptcy Court for the District of Nevada.
99.2	Press Release dated April 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2018

MEDIZONE INTERNATIONAL, INC.

By: /s/ David A. Dodd Chief Executive Officer